Exhibit 99.1

BROCADE CONTACTS
Public Relations Kristy Campbell Tel: 408-333-4221 kcampbel@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com

Brocade Announces Plans to Offer $500 Million in Convertible Senior Notes

SAN JOSE, CA, January 7, 2015 — Brocade® (NASDAQ: BRCD) announced today that it intends to offer, subject to market and other conditions, up to $500 million principal amount of Convertible Senior Notes due 2020 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Brocade expects to grant the initial purchasers for the offering an option to purchase up to an additional $75 million principal amount of Notes from Brocade solely to cover over-allotments.

The Notes will be unsecured, senior obligations of Brocade, and interest will be payable semi-annually in arrears. Prior to the close of business on the business day immediately preceding September 1, 2019, the Notes will be convertible at the option of holders only upon the satisfaction of certain conditions. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding maturity on January 1, 2020. The Notes will be convertible into cash, shares of Brocade’s common stock, or a combination thereof, at Brocade’s election. The interest rate, conversion rate and other terms of the Notes are to be determined upon pricing of the offering.

In connection with the pricing of the Notes, Brocade expects to enter into privately negotiated convertible note hedge transactions with one or more of the initial purchasers, their affiliates or other financial institutions (the “option counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to Brocade’s common stock upon any conversion of Notes and/or offset the cash payments Brocade may make in excess of the principal amount of converted Notes in the event that the market price of Brocade’s common stock is greater than the strike price of those convertible note hedge transactions. Brocade also expects to enter into privately negotiated warrant transactions with the option counterparties. The warrant transactions would separately have a dilutive effect to the extent that the market value per share of Brocade’s common stock exceeds the strike price of any warrant transactions, unless Brocade elects, subject to certain conditions set forth in the related warrant confirmations, to settle the warrant transactions in cash. If the initial purchasers exercise their over-allotment option to purchase additional Notes, Brocade intends to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

Brocade expects that in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Brocade’s common stock concurrently with or shortly after, the pricing of the Notes and/or purchase shares of Brocade’s common stock prior to, concurrently with, or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Brocade’s common stock or the Notes at that time.

In addition, Brocade expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to Brocade’s common stock and/or by purchasing or selling shares of Brocade’s common stock or other securities of Brocade in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period relating to a conversion of the Notes or in connection with any repurchase of Notes by Brocade). This activity could also cause or avoid an increase or a decrease in the market price of Brocade’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

Brocade intends to use a portion of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to Brocade of the warrant transactions described above). In addition Brocade expects to use up to $100.0 million of the net proceeds of the offering to repurchase shares of Brocade’s common stock prior to or concurrently with the pricing of the offering on the market or in privately negotiated transactions effected through one of the initial purchasers or its affiliate as Brocade’s agent. With respect to repurchases of Brocade’s common stock effected prior to the pricing of the offering, Brocade expects the purchase price per share to equal the prevailing market price of Brocade’s common stock at the time of such repurchase. With respect to repurchases of Brocade’s common stock effected concurrently with the pricing of the offering, Brocade expects to repurchase such shares from purchasers of notes in the offering at a purchase price per share equal to the closing price per share of Brocade’s common stock on the date of the pricing of the offering. These repurchases could increase, or prevent a decrease in, the market price of Brocade’s common stock prior to or concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes.

Brocade intends to use the remainder of the net proceeds to redeem all of Brocade’s outstanding 6.875% senior secured notes due 2020 (the “2020 notes”) and for general corporate purposes, including potential acquisitions and other business development activities. Concurrently with the closing of the offering, Brocade will issue a notice of redemption for the 2020 notes and irrevocably deposit proceeds from the offering sufficient to discharge the 2020 notes in full, all in accordance with the terms of the 2020 notes. In addition, concurrently with the closing of the offering, Brocade will terminate its senior secured credit facility.

The Notes, the convertible note hedge transactions, the warrants and any shares of Brocade’s common stock underlying these securities (including any shares of Brocade’s common stock issuable upon conversion of the Notes) have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements relating to the timing of the proposed offering, the expected use of proceeds from the offering, the redemption and discharge of the 2020 notes and the termination of the senior secured credit facility. These forward-looking statements are made pursuant to the safe harbor provisions of the

Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Brocade will offer the Notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, the expected use of the proceeds of the offering and the impact of general economic, industry or political conditions in the United States or internationally as well as other risks and uncertainties described in Brocade’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the Annual Report on Form 10-K for the year ended November 1, 2014. Brocade assumes no obligation to update any such forward-looking statements after the date of this release.

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